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                                                                    EXHIBIT 10.5

                        LIBBEY AND LIBBEY GLASS GUARANTY

      THIS GUARANTY (this "Guaranty") dated as of April 2, 2004, is made by LIBBEY INC., a Delaware corporation ("Libbey"), and LIBBEY GLASS INC., a Delaware corporation ("Libbey Glass") (each a "Guarantor", and together, the "Guarantors"), in favor of the Tranche B Lenders and the Administrative Agent.

                                   WITNESSETH:

      WHEREAS, pursuant to that certain Credit Agreement, dated as of April 2, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Vitrocrisa Comercial, S. de R.L. de C.V., a corporation (sociedad de responsabilidad limitada de capital variable) organized and existing under the laws of Mexico ("Comercial"), Vitrocrisa, S. de R.L. de C.V., a corporation (sociedad de responsabilidad limitada de capital variable) organized and existing under the laws of Mexico ("Vitrocrisa"), the Lenders, Bank of Montreal, as the Administrative Agent, HSBC Bank USA and HSBC Mexico, S.A., Institucion de Banca Multiple, Grupo Financiero HSBC, as Collateral Agents, and Harris Nesbitt and Banco Nacional de Mexico, S.A., as Joint Lead Arrangers, among other things, the Tranche B Lenders have extended Tranche B Loans to Comercial; and

      WHEREAS, each of the Guarantors has duly authorized the execution, delivery and performance of this Guaranty; and

      WHEREAS, it is in the best interests of each of the Guarantors to execute this Guaranty inasmuch as each of the Guarantors will derive substantial direct and indirect benefits from the Tranche B Loans made from time to time to Comercial pursuant to the Credit Agreement;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Tranche B Lenders to make the Tranche B Loans pursuant to the Credit Agreement, each of the Guarantors agrees, for the benefit of the Tranche B Lenders and the Administrative Agent, as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      SECTION 1.1 Certain Terms. The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

      "Additional Costs" is defined in Section 6.12 hereof.

      "Comercial" is defined in the first recital.

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      "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with US GAAP.

      "Credit Agreement" is defined in the first recital.

      "Guaranteed Obligations" is defined in Section 2.1 hereof.

      "Guarantor" and "Guarantors" are defined in the preamble.

      "Guarantor Default" means any Guarantor Event of Default or any event, act or condition which, with notice or lapse of time, or both, would constitute a Guarantor Event of Default.

      "Guarantor Event of Default" is defined in Article V hereof.

      "Guaranty" is defined in the preamble.

      "Information Memorandum" means that certain $75,000,000 Senior Credit Facility Confidential Information Memorandum dated January 2004 furnished to the Lenders.

      "Libbey" is defined in the preamble. "Libbey

      Glass" is defined in the preamble.

      "Note Purchase Guaranty Agreement" means that certain Guaranty Agreement entered into by Libbey on March 31, 2003 relating to the $25,000,000 3.69% Senior Notes, Series 2003A-1, due March 31, 2008, $55,000,000 5.08% Senior Notes, Series 2003A-2, due March 31, 2013, and $20,000,000 Floating Rate Senior Notes, Series 2003B, due March 31, 2010 of Libbey Glass.

      "SHCP" is defined in Section 6.12 hereof.

      "US GAAP" means, United States generally accepted accounting principles as in effect from time to time applied on a basis consistent with those applied in the preparation of then-most recent audited consolidated financial statements of the relevant Person and its Consolidated Subsidiaries delivered to the Lenders (except for changes concurred in by such Person's independent auditors).

      "Vitrocrisa" is defined in the first recital.

      SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Guaranty have the meanings provided in the Credit Agreement.

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                                   ARTICLE II.

                               GUARANTY PROVISIONS

      SECTION 2.1 Guaranty. (a) Each Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, and at all times thereafter, of the Tranche B Loans, and all interest, fees and all other Obligations of Vitrocrisa and/or Comercial to each of the Tranche B Lenders and the Administrative Agent relating to the Tranche B Loans or the Tranche B Commitments, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement or any other Transaction Document, in each case as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the "Guaranteed Obligations"); provided, however, that the maximum amount of such Guarantor's obligations with respect to the Guaranteed Obligations shall be subject to Section 2.1(b) and Section 2.1(c).

      This Guaranty constitutes a guaranty by each Guarantor, jointly and severally of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Administrative Agent or any Tranche B Lender or any other Person exercise any right, assert any claim or demand or enforce any remedy whatsoever against Vitrocrisa and/or Comercial and/or the other Guarantor (or any other Person) before or as a condition to the obligations of such Guarantor hereunder.

      (b) Any term or provision of this Guaranty or any other Transaction Document to the contrary notwithstanding, the aggregate maximum amount of the Guaranteed Obligations for which each Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Transaction Document as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

      (c) Any term or provision of this Guaranty or any other Transaction Document to the contrary notwithstanding, the aggregate maximum amount of the Guaranteed Obligations for which each Guarantor shall be liable with respect to the principal amount of the Tranche B Loans shall not exceed in the aggregate for both Guarantors (x) $23,000,000 minus (y) any principal amounts of the Tranche B Loans indefeasibly paid in cash, or such higher amount as such Guarantor shall have agreed to in writing, provided, that the foregoing shall not limit or impair such Guarantor's obligation on interest, fees, costs, expenses or any other Guaranteed Obligation, in each case relating to the amount of the Tranche B Loans guaranteed hereby; and provided further that the Guarantors' obligations hereunder are joint and several.

      SECTION 2.2 Acceleration of Guaranty. Each Guarantor agrees that, in the event of any Event of Default under Section 9.6 of the Credit Agreement or any Event of Default under Section 5.3 hereof, and if such event shall occur at a time when any of the Guaranteed Obligations are not then due and payable, the Guarantors shall pay to the Administrative Agent for the account of the Administrative Agent and the Tranche B Lenders forthwith the full amount

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which would be payable hereunder by the Guarantors if all such obligations were then due and payable.

      SECTION 2.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable, joint and several, guaranty of payment by each Guarantor, and shall remain in full force and effect until all Guaranteed Obligations have been paid in full, finally and indefeasibly, and the Tranche B Commitments shall have terminated. Each Guarantor guarantees that the Guaranteed Obligations shall be paid strictly in accordance with the terms of the Credit Agreement and each other Transaction Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Tranche B Lender or any other Person with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several and absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of the Credit Agreement or any other Transaction Document;

                  (b) the failure of the Administrative Agent, the Collateral Agent, any Lender or any other Person:

                        (i) to assert any claim or demand or to enforce any
            right or remedy against Vitrocrisa, Comercial, any US Affiliate, Vitro or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any other Transaction Document or otherwise, or

                        (ii) to exercise any right or remedy against any other
            guarantor of, or collateral securing, any Guaranteed Obligations or any of the other Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any of the other Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation or any of the other Obligations;

                  (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations or any of the other Obligations for any reason (other than payment), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence (other than indefeasible, payment in full in cash of the Guaranteed Obligations) affecting, any Guaranteed Obligations or any of the other Obligations;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Transaction Document including without limitation any amendment, rescission, waiver or

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      other modification or consent which results in an increase in the amount of the Obligations;

                  (f) (i) any addition, exchange, release, surrender or non-perfection of any collateral or (ii) any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty held by the Administrative Agent, the Collateral Agent or any Lender, securing or supporting any of the Guaranteed Obligations or any of the other Obligations; or

                  (g) any other circumstance (other than payment) which might otherwise constitute a defense available to, or a legal or equitable discharge of, either Guarantor, Vitrocrisa, Comercial, Vitro, any US Affiliate, any surety or any other guarantor.

      SECTION 2.4 Marshaling, Reinstatement. Each Guarantor agrees that none of the Tranche B Lenders nor any Agent nor any Person acting for or on behalf of the Tranche B Lenders or any Agent shall have any obligation to marshal any assets in favor of such Guarantor or against or in payment of any or all of the Guaranteed Obligations. If either Guarantor or any other guarantor of all or any part of the Guaranteed Obligations makes a payment to any Tranche B Lender or any Agent, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including without limitation, Comercial or Vitrocrisa, under any bankruptcy law, "concurso mercantil", state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

      SECTION 2.5 Waiver, etc. It is understood and acknowledged that the Administrative Agent and the Tranche B Lenders have agreed to provide to the Guarantors copies of certain written notices sent to Comercial as specifically provided in Section 12.3 of the Credit Agreement; provided, however, that failure to give any notice pursuant to the Credit Agreement shall not affect, limit or impair the obligations of either Guarantor hereunder or under any of the other Transaction Documents or give rise to liability on the part of the Administrative Agent or any Tranche B Lender; and provided, further, however, that each Guarantor hereby waives notice of acceptance and any other notice with respect to the Guaranteed Obligations and this Guaranty. Each Guarantor hereby waives promptness, diligence with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent, the Collateral Agent or any Lender protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against Vitrocrisa, Comercial, Vitro, the other Guarantor, any US Affiliate or any other Person (including any other guarantor) or entity or any collateral securing any Guaranteed Obligations or any of the other Obligations.

      Each Guarantor hereby expressly waives any right, beneficio de orden, division and excusion and any of the rights provided for in Articles 2813, 2814, 2815, 2818, 2820, 2821, 2823, 2836, 2840, 2842, 2844, 2845, 2846, 2847, 2848,
2849 et al of the Federal Civil Code and the corresponding provisions of the Civil Code for the Federal District of Mexico and of the civil

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codes for all the states of Mexico, which are not reproduced herein inasmuch as such Guarantor hereby represents to be familiar with the contents thereof, as well as all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the undersigned hereunder.

      SECTION 2.6 Waiver of Subrogation and Contribution. Until the Obligations have been paid in cash indefeasibly in full and the Commitments by the Lenders shall have terminated, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Vitrocrisa and/or Comercial or any other Person that arise from the existence, payment, perfonuance or enforcement of such Guarantor's obligations under this Guaranty, the Credit Agreement, the Vitro Guaranty, any US Affiliate Guaranty, any Subsidiary Guaranty, any of the Collateral Documents, any of the Notes, or any letter of credit relating to any of the Obligations or delivered to any Agent for the benefit of any Agent or any Lender, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of the Administrative Agent or any Lender against Vitrocrisa, Comercial or any other Person or any collateral which the Administrative Agent, the Collateral Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Vitrocrisa, Comercial or any other Person, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to either Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in cash indefeasibly in full and the Commitments shall not have been terminated, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Administrative Agent and the Lenders, and shall forthwith be paid to the Administrative Agent for the account of the Administrative Agent and the Lenders to be credited and applied upon the Obligations, whether matured or unmatured. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this
Section is knowingly made in contemplation of such benefits. If (a) either Guarantor has made payment to the Administrative Agent and the Tranche B Lenders of all or any part of the Guaranteed Obligations and (b) the Obligations have been paid in full and the Commitments have been terminated, the Administrative Agent and the Tranche B Lenders agree to execute and deliver to such Guarantor appropriate documents (without recourse and without representation and warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

      SECTION 2.7 Acknowledgement of Liens securing Tranche A Loans, and Agreement on Priority and Application of Payments. Each Guarantor hereby acknowledges and agrees that (i) it has received a copy of, and is familiar with, and understands the contents of, the Credit Agreement and the Transaction Documents, (ii) the Credit Agreement and the other Transaction Documents contain provisions with respect to the application of payments with respect to the Obligations that differentiate between the Guaranteed Obligations and other Obligations, and (iii) the Tranche A Obligations will be secured by the collateral purported to be granted by the Collateral Documents and will have priority of payment with respect to such collateral and the proceeds thereof whereas the Guaranteed Obligations will be unsecured. Each Guarantor agrees that it will not take any action to challenge or otherwise contest the validity, perfection, priority

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or enforceability of the Liens created by the Collateral Documents or the priority of payment provisions contained in the Credit Agreement or any of the other Transaction Documents. Each Guarantor assumes responsibility for keeping itself informed of the financial condition of Comercial and Vitrocrisa and of all other circumstance bearing upon the risk of nonpayment of the Guaranteed Obligations and each Guarantor hereby agrees that none of the Administrative Agent, the Collateral Agent or any Lender shall have any duty to advise such Guarantor of any information regarding such condition or any such circumstances.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

      To induce the Tranche B Lenders to make the Tranche B Loans under the Credit Agreement, each Guarantor represents and warrants to the Administrative Agent and the Tranche B Lenders that:

      SECTION 3.1 Organization, etc. Such Guarantor is duly organized and validly existing under the laws of its jurisdiction of formation; such Guarantor is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect with respect to such Guarantor; and such Guarantor has full corporate power and authority to own its property and conduct its business as presently conducted by it.

      SECTION 3.2 Authorization; No Conflict. The execution and delivery by such Guarantor of this Guaranty and the performance by such Guarantor of its obligations under this Guaranty are within the corporate powers of such Guarantor, have been duly authorized by all necessary corporate action on the part of such Guarantor (including any necessary shareholder action), and do not and will not (a) violate any provision of law which is binding on such Guarantor, (b) contravene or conflict with, or result in a breach of, any provision of the organizational documents of such Guarantor or of any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding on such Guarantor or (c) result in, or require, the creation or imposition of any Lien on any property of such Guarantor.

      SECTION 3.3 Validity and Binding Nature. This Guaranty is the legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, concurso mercantil, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

      SECTION 3.4 Benefit to Guarantor. Such Guarantor's guarantee pursuant to this Guaranty reasonably may be expected to benefit, directly or indirectly, such Guarantor and that such guarantee and other obligations are necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor.

      SECTION 3.5 Governmental Approvals. No Governmental Approval or consent or approval of any other Person is required to authorize, or is required in connection with (i) the

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execution, delivery and performance by such Guarantor of this Guaranty, or (ii)
the legality, validity, binding effect or enforceability against such Guarantor of this Guaranty.

      SECTION 3.6 Litigation. There is no litigation, action, suit, investigation, claim or proceeding pending or, to the knowledge of such Guarantor, threatened with respect to this Guaranty or the transactions contemplated hereby. There is no litigation, action, suit, investigation, claim or proceeding pending or, to the knowledge of such Guarantor, threatened which could reasonably be expected to have a Material Adverse Effect on such Guarantor.

      SECTION 3.7 Solvency. Such Guarantor (i) is Solvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty, (ii) is not engaged in a business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor would be unreasonably small capital, and (iii) does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

      SECTION 3.8 Financial Statements; No Material Adverse Change; Liens.

                  (a) The audited consolidated balance sheet of Libbey as at December 31, 2003, and each of the related statements of income and retained earnings and changes in financial position of such Guarantor for the twelve-month period then ended, heretofore furnished to the Administrative Agent were prepared in accordance with US GAAP and, on that basis, fairly present the financial condition and results of operations of such Guarantor as at the dates and for the periods covered thereby.

                  (b) Since December 31, 2003, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of such Guarantor.

                  (c) To such Guarantor's best knowledge and except as fully disclosed in the financial statements referred to in Section 3.8(0, there are no liabilities or obligations with respect to such Guarantor or its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect on Guarantor.

      SECTION 3.9 True and Complete Disclosure. All information, reports, financial statements, exhibits and schedules contained in the Information Memorandum and all information listed in Schedule 3.9 hereto with respect to such Guarantor and all other such factual information (taken as a whole) hereafter furnished with respect to such Guarantor by or on behalf of such Guarantor to the Administrative Agent, the Collateral Agent or any Lender, will be true and accurate in all material respects on the date as of which such information is dated or certified.

      SECTION 3.10 Investment Company Act. Such Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

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      SECTION 3.11 Public Utility Holding Company Act. Such Guarantor is not a
"holding company," or a "subsidiary company" of a "holding company," or an "Affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE IV.

                       AFFIRMATIVE AND NEGATIVE COVENANTS

      Each Guarantor covenants and agrees that on and after the Closing Date and until the Guaranteed Obligations relating to the payment of the principal amount of the Tranche B Loans plus accrued interest thereon are paid in full:

      SECTION 4.1 Information Covenants.

      Each Guarantor will furnish or cause to be furnished to the Administrative Agent for distribution to each Tranche B Lender:

                  (a) Annual Financial Statements. As soon as available, but, in any event, within 120 days after the close of each fiscal year of Libbey, the consolidated balance sheet of Libbey for such fiscal year, together with the related consolidated statements of income and retained earnings and statements of changes in financial position for such fiscal year certified by independent public accountants of recognized international standing selected by Libbey, and in each case pursuant to an unqualified opinion of such independent public accountants, and together with a report of such accounting firm stating that in the course of its regular audit of the consolidated financial statements of Libbey, which audit was conducted in accordance with US GAAP consistently applied; provided that the delivery of Libbey's annual report on Form 10-K will be deemed to satisfy the delivery obligations under this Section 4.1(a) for the relevant year.

                  (b) Officer's Certificates. As soon as available, but in any event, within 45 days after the close of each quarterly accounting period in each fiscal year of such Guarantor, a certificate signed by the treasurer or chief financial officer of such Guarantor to the effect that, to the best of his knowledge, no Guarantor Default or Guarantor Event of Default has occurred and is continuing.

                  (c) Notice of Default, etc. Promptly upon an officer of such Guarantor obtaining knowledge thereof, written notice of (i) the occurrence of any event which constitutes a Guarantor Default or Guarantor Event of Default (including the details thereof and the action that such Guarantor has taken or proposes to take with respect thereto) and (ii) any other event which could reasonably be expected to have a Material Adverse Effect on such Guarantor.

                  (d) Other Information. From time to time, such other information or documents (financial, fiscal or otherwise) as any Tranche B Lender and/or the Administrative Agent may reasonably request.

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      SECTION 4.2 Books, Records and Inspections; Accounting Matters; Provision
of Certain Financial Statements. Each Guarantor shall, and shall cause each of its Subsidiaries to, keep proper books of record and account adequate to reflect truly and fairly the financial condition and results of operations of such Guarantor and its Subsidiaries and in which full, true and correct entries in conformity with US GAAP consistently applied and all requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

      SECTION 4.3 Modification of Certain Agreements. Neither Guarantor will amend or modify, or permit the amendment or modification of, any provision of this Guaranty without the prior written consent of the Administrative Agent acting with the consent of the Required Lenders pursuant to Section 12.14 of the Credit Agreement.

      SECTION 4.4 Other Covenants. The Guarantors further agree as follows:

                  (a) Although nothing in this Guaranty shall limit the ability of either Guarantor or any of their respective Restricted Subsidiaries to grant Liens on any of their property or assets, the Guarantors agree that if either Guarantor or any of their respective Restricted Subsidiaries does grant Liens on any of their property or assets (other than Liens permitted by Sections 5.3(a) through (m), inclusive, of the Note Purchase Guaranty Agreement) then the Guarantors shall make, or cause to be made, effective provision pursuant to security documents (which documents shall be in form and substance reasonably satisfactory to Required Lenders) pursuant to which the obligations under this Guaranty shall be equally and ratably secured thereby.

                  (b) The Guarantors will not at any time permit the Consolidated Leverage Ratio (as defined in Note Purchase Guaranty Agreement) to exceed 3.75 to 1.0.

Clauses (a) through (m), inclusive, of said Section 5.3 of the Note Purchase Guaranty Agreement and the definition of Consolidated Leverage Ratio in the Note Purchase Guaranty Agreement, including definitions of defined terms used therein and exhibits referred to therein, are hereby incorporated by reference and made a part of this Guaranty to the same extent as if set forth fully herein. Any supplement, amendment, modification, waiver or consent made or granted in connection with such provisions of the Note Purchase Guaranty Agreement incorporated or referenced herein at any time after the date hereof shall not be deemed a supplement, amendment, modification, waiver or consent, as the case may be, with respect to such provisions as incorporated or referenced herein, agreed to by all Persons whose consent is required pursuant to Section 12.14 of the Credit Agreement. Notwithstanding anything in this Guaranty to the contrary, no termination, cancellation or expiry of the Note Purchase Guaranty Agreement shall have any effect whatsoever upon the provisions thereof as such provisions are incorporated herein, and such provisions of the Note Purchase Guaranty Agreement incorporated herein shall be deemed to survive any such termination, cancellation or expiry of the Note Purchase Guaranty Agreement and shall thereafter continue to be binding upon the Guarantors under this Guaranty.

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                                   ARTICLE V.

                           GUARANTOR EVENTS OF DEFAULT

      Each of the following specified events or occurrences shall constitute a "Guarantor Event of Default":

      SECTION 5.1 Payment Default Under Other Agreements. Either Guarantor shall default in any payment of any of its Indebtedness, other than the Guaranteed Obligations, having a principal amount in excess of U.S.$25,000,000 (or its equivalent in any other currency), either individually or in the aggregate, as the same shall become due and payable beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or

      SECTION 5.2 Acceleration of Indebtedness. An event or occurrence constituting a default, termination event or breach under the terms of any Indebtedness of either Guarantor (other than this Guaranty) having a principal amount in excess of U.S.$25,000,000 (or its equivalent in any other currency), either individually or in the aggregate, and such default, termination event or breach results in the acceleration of the maturity of such Indebtedness; or

      SECTION 5.3 Bankruptcy, etc. (a) There is entered against either Guarantor a decree or order by a court under the Bankruptcy Code or any other applicable law which shall remain in effect for a period of 60 days after entry (i) adjudging either Guarantor bankrupt, insolvent or in concurso mercantil, (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either Guarantor under any applicable law, (iii) appointing a receiver, "visitador", "conciliador", "sindico", "interventor", liquidator, assignee, trustee, sequestrator (or other similar official) of either Guarantor or of any substantial part of their respective property or other assets, or (iv) ordering the winding up or liquidation of its affairs; or (b) (i) either Guarantor (A) institutes proceedings or takes any form of corporate action to be liquidated or adjudicated bankrupt, insolvent, in suspension of payments or in concurso mercantil, (B) consents to the institution of bankruptcy (concurso mercantil) or insolvency proceedings against it, (C) files a petition or consent seeking reorganization, suspension of payments, concurso mercantil or relief under any applicable law or consents to the filing of any such petition or to the appointment of a receiver, "visitador", "conciliador", "sindico", "interventor", liquidator, assignee, trustee, sequestrator (or other similar official) of either Guarantor or of any substantial part of their respective property, (D) makes a general assignment for the benefit of creditors, or (E) admits in writing its inability to pay its debts generally as they become due or otherwise becomes insolvent, or (ii) any trust or corporate action is taken by either Guarantor for the purpose of effecting any of the foregoing; or (c) either Guarantor is dissolved or does not legally exist or is liquidated, of if Libbey and its Subsidiaries dispose of all or substantially all of their properties and assets; or

      SECTION 5.4 Judgments. One or more final judgments or decrees for the payment of money shall be entered against either Guarantor, involving in the aggregate, a liability (not paid or fully covered by insurance except for reasonable and customary deductibles) of the equivalent of U.S.$25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

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

      SECTION 5.5 Cancellation of Payment Obligation. Any dominant authority asserting or exercising de jure or de facto governmental or police powers in Mexico shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of either Guarantor to pay any amount required to be paid hereunder or under the Tranche B Notes; or

      SECTION 5.6 Government Action. Any Government Agency shall have (a) condemned, nationalized, seized, or otherwise expropriated all or substantially all of the property or other assets of either Guarantor, (b) assumed custody or control of such property or other assets of the business or operations of either Guarantor, or (c) taken (i) any action for the dissolution or disestablishment of either Guarantor or (ii) any action that would prevent either Guarantor from carrying on a substantial part of its business; or

      SECTION 5.7 Failure of Enforceability. This Guaranty shall cease to be enforceable and in full force and effect, or either Guarantor shall deny or disaffirm any of its obligations under this Guaranty; or

      SECTION 5.8 Guarantor Payment Defaults. The Guarantors shall fail to make any payment due hereunder when due; or

      SECTION 5.9 Other Guarantor Defaults. Either Guarantor shall default in the due performance or observance by it of any other term, covenant or agreement contained in this Guaranty (other than those referred to in Section 5.8 hereof) and such default shall have continued unremedied for a period of 20 days after written notice thereof shall have been provided to such Guarantor by any of the Tranche B Lenders or the Administrative Agent.

                                   ARTICLE VI.

                            MISCELLANEOUS PROVISIONS

      SECTION 6.1 Transaction Document. This Guaranty is a Transaction Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

      SECTION 6.2 Binding on Successors, Transferees and Assigns; Assignment of Guaranty. This Guaranty shall be binding upon each Guarantor and its successors, transferees and assigns, and all references herein to Vitrocrisa, Comercial or either Guarantor, respectively, shall be deemed to include any of such Person's successor or successors, whether intermediate or remote; provided, however, that such Guarantor shall not have the right to assign any of its obligations hereunder without the prior written consent of the Administrative Agent and the Required Tranche B Lenders. Any Tranche B Lender may from time to time, in accordance with Section 12.5 of the Credit Agreement, without notice to either Guarantor, assign or transfer any or all of the Guaranteed Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Obligations shall be and remain Guaranteed Obligations for the purpose of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Guaranteed Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed

Obligations, be entitled to the benefits of this Guaranty and shall be protected to the same extent as if such assignee or transferee were an initial Lender.

      SECTION 6.3 Amendments, etc. All amendments to or waivers of any provision of this Guaranty, and all consents to any departure by either Guarantor herefrom, shall comply in all respects with Section 12.14 of the Credit Agreement, which is incorporated herein by reference, mutatis mutandis, as if such terms were set forth in this Guaranty in full.

      SECTION 6.4 Addresses for Notices to the Guarantors. All notices hereunder to either Guarantor shall be in writing (including via facsimile) and shall be sent to it at the address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such Guarantor in a written notice received by the Administrative Agent. Notices sent by facsimile transmission shall be effective when received; notices sent by mail (including by courier) shall be deemed to have been given or made when delivered; and notices sent by hand delivery shall be deemed to have been received when received.

      SECTION 6.5 No Waiver; Remedies. In addition to, and not in limitation of,
Section 2.3, Section 2.5, and Section 2.7, no failure on the part of the Administrative Agent, the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself and each of the Tranche B Lenders. All payments by each Guarantor pursuant to this Guaranty shall be made to the Administrative Agent and applied according to the terms of the Credit Agreement for the ratable benefit of the Tranche B Lenders.

      SECTION 6.6 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

      SECTION 6.7 Fees and Expenses. Each Guarantor further agrees to pay all reasonable expenses (including reasonable attorneys' fees and legal expenses from time to time invoiced) paid or incurred by the Administrative Agent or any Lender in endeavoring to collect the Guaranteed Obligations pursuant to this Guaranty, or any part thereof, and in enforcing this Guaranty against such Guarantor or its successors or assigns.

      SECTION 6.8 Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      SECTION 6.9 Governing Law, Entire Agreement, Counterparts, etc. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS

CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). This Guaranty and the other Transaction Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional Persons or entities may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional Person or entity will become a party to, and will be bound by all the terms of, this Guaranty.

      SECTION 6.10 Forum Selection And Consent To Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY MAY BE BROUGHT AND MAINTAINED IN ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES SITTING IN NEW YORK CITY AND ANY APPELLATE COURT FROM ANY THEREOF. EACH GUARANTOR AND, BY ACCEPTING THE BENEFITS OF THIS GUARANTY, EACH OF THE TRANCHE B LENDERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH GUARANTOR AND, BY ACCEPTING THE BENEFITS OF THIS GUARANTY, EACH OF THE TRANCHE B LENDERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Each Guarantor irrevocably consents to the SERVICE of ANY AND ALL process IN ANY such action or proceeding by the MAILING of copies OF SUCH process TO SUCH Guarantor IN the manner set forth IN Section 6.4 hereof.

      SECTION 6.11 Waiver of Jury Trial. EACH GUARANTOR AND, BY ACCEPTING THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH TRANCHE B LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

      SECTION 6.12 Payments Free and Clear of Taxes. All payments to be made by either of the Guarantors hereunder shall be made free and clear of, and without deduction for or on account of, any present or future taxes, value-added taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed (in all cases excluding income taxes) and all interest, penalties or similar liabilities with respect thereto (collectively, "Additional Costs"); provided, however, that anything herein contained to the contrary notwithstanding, neither Guarantor shall be required to pay withholding taxes in excess of the amount of withholding taxes that would be payable by a financial institution that is both (i) a resident of a country with which Mexico has entered into a treaty for the avoidance of double taxation which is in effect in such country and (ii) registered with the Ministry of Finance and Public Credit of Mexico (the "SHCP") for purposes of Article 195(I) of the Mexican Income Tax Law (or any successor provision). Such withholding tax rate is currently 4.9%. If any Additional Costs are required by Law to be deducted or withheld from, or in respect of, any sum payable hereunder, each of the Guarantors agrees to pay, subject to the proviso in the immediately foregoing sentence, the full amount of such Additional Costs and such other additional amounts as may be necessary so that every payment of all amounts due hereunder, after withholding or deduction for or on account of any Additional Costs, will not be less than the amount provided for herein. Subject to the proviso in the first sentence of this
Section 6.12, each of the Guarantors will furnish to the Administrative Agent, within sixty (60) days after the date the payment of any Additional Costs is due pursuant to applicable law, copies of tax forms evidencing such payment by such Guarantor, duly stamped by or on behalf of the SHCP or any other applicable Government Agency. Subject to the proviso in the first sentence of this Section 6.12, each of the Guarantors, as the case may be, will indemnify and hold harmless the Administrative Agent or any Tranche B Lender, as the case may be, and reimburse the Administrative Agent or any Tranche B Lender, as the case may be, promptly upon its written request, for the amount of any Additional Costs or other taxes described above which are levied or imposed on and paid by the Administrative Agent or any Tranche B Lender, as the case may be.

      SECTION 6.13 Judgment. The obligations of either Guarantor, in respect of any sum due to the Administrative Agent or any Tranche B Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum was originally denominated (the "Original Currency"), be discharged only to the extent that following receipt by the Administrative Agent or such Tranche B Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Tranche B Lender, in accordance with normal banking procedures, could purchase the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to the Administrative Agent or such Tranche B Lender, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Tranche B Lender against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to the Administrative Agent or such Tranche B Lender, the Administrative Agent or such Tranche B Lender agrees to remit such excess to such Guarantor.

      SECTION 6.14 Third Party Beneficiaries. The Tranche A Lenders and their respective successors and assigns shall be third party beneficiaries to this Guaranty with respect to Section 2.6 and Section 2.7 hereof and shall be entitled to rely on the agreements contained in such Sections and to enforce such Sections against either Guarantor.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        LIBBEY INC.

                                        By: /s/ Kenneth A. Boerger
                                        ----------------------------------------
                                        Name: Kenneth A. Boerger
                                        Title: Vice President & Treasurer

                                        By: /s/ Arthur H. Smith
                                        ----------------------------------------
                                        Name: Arthur H. Smith
                                        Title: Vice President & Secretary

                                        Address for Notices:  Libbey Inc.
                                                              300 Madison Avenue
                                                              Toledo, Ohio 43604

                                        Attention: Kenneth A. Boerger
                                        Facsimile: 419-325-2117
                                        Telephone: 419-325-2279

                                        with a copy to:

                                        LIBBEY GLASS INC.

                                        By: /s/ Kenneth A. Boerger
                                        ----------------------------------------
                                        Name: Kenneth A. Boerger
                                        Title: Vice President & Treasurer

                                        By: /s/ Arthur H. Smith
                                        ----------------------------------------
                                        Name: Arthur H. Smith
                                        Title: Vice President & Secretary

                                        Address for Notices:  Libbey Inc.
                                                              300 Madison Avenue
                                                              Toledo, Ohio 43604

                                        Attention: Kenneth A. Boerger
                                        Facsimile: 419-325-2117
                                        Telephone: 419-325-2279

                                        with a copy to: